Exhibit 4.5

Execution Version

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF SECTION 14 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

QUANTUM CORPORATION

AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2024-12

Number of Shares of Common Stock: 375,000

Date of Issuance: July 10, 2024 (“Issuance Date”)

Date of Amendment: August 13, 2024 (“Amendment Date”)

Common Stock CUSIP No. 747906 501

Quantum Corporation, a company incorporated under the laws of state of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OC III LVS XL LP, a Delaware limited partnership, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after the Expiration Time (as defined below), 375,000 fully paid non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein, including issuance of Additional Warrant Shares (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant was initially issued in connection with that certain Ninth Amendment and Waiver to Term Loan Credit And Security Agreement, dated as of the Issuance Date, among the Company, the guarantors party thereto, the lenders party thereto, and Blue Torch Finance LLC, as Agent. This Warrant amends, restates and replaces, in its entirety, that certain Company Warrant to Purchase Common Stock No. 2024-12, dated as of July 10, 2024.

1.	EXERCISE OF WARRANT.

(a)

Mechanics of Exercise. Holder may exercise this Warrant in whole or in part and from time to time prior to the Expiration Time by delivering a duly completed and executed Notice of Exercise in substantially the form attached hereto as Exhibit A (each, a “Notice of Exercise”) to the principal office of the Company. Unless the Holder is exercising the Cashless Exercise right set forth in Section 1.1(c), the Holder shall also deliver to the Company a check, wire transfer (to an account designated in writing by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Warrant Shares being purchased.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.31, subject to adjustment as provided herein.

(c)

Cashless Exercise Right. In lieu of exercising this Warrant as specified in Section 1.1(a), the Holder may from time to time, in its sole discretion, exercise this Warrant in whole or in part as to the portion of the Warrant that is exercisable and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise for the aggregate Exercise Price pursuant to Section 1.1(a), elect instead to receive upon such exercise the “net number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

X	=	Y (A – B) A

Where:

X	=	The number of Warrant Shares to be issued to the Holder

Y	=	The number of Warrant Shares being exercised under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one share of Common Stock (as determined pursuant to Section 1.1(d))

B	=	The Exercise Price (as adjusted to the date of such calculation)

(d)

Calculation of FMV. For purposes of the calculation above, the fair market value of one share of Common Stock shall be the average of the daily volume weighted average for the five Trading Days immediately prior to the date of determination thereof or, in the case no such sale takes place on any such Trading Day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock on such Trading Day, in each case as quoted on the Principal Market, as reported by Bloomberg, or such other principal securities exchange or inter-dealer quotation system, in each case, on which the shares of Common Stock are then traded. In the event the Common Stock is not quoted on the Principal Market or reported on any other national securities exchange or inter-dealer quotation system, the fair market value of one share of Common Stock shall be the last trade price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the ask prices of any market makers for the Common Stock as reported in the “pink sheets” by OTC Markets Group Inc. If the fair market value of one share of Common Stock cannot be calculated on a particular date on any of the foregoing bases, the fair market value of one share of Common Stock on such date shall be mutually determined by the Company and the Holder; provided, that if the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1(e).

(e)

Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)

Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times reserve and keep available for issuance under this Warrant, out of its authorized but unissued Common Stock, such number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue Warrant Shares under this Warrant (without regard to any restriction or limitation on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(f) be reduced other than in connection with any exercise of this Warrant.

(g)

Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized but unissued shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and keep available the Required Reserve Amount for this Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder of the Company with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and the Board shall recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such written consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(h)

Exercise Restriction Notwithstanding anything herein to the contrary, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void ab initio and treated as if never made, to the extent that (1) after giving effect to such exercise, the number of Warrant Shares then beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth herein) would exceed 19.99% of the total number of Common Stock issued and outstanding or (2) such issuance, when aggregated with any other Common Stock theretofore or simultaneously therewith issued to or otherwise beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including any shares of Common Stock held by any “group” of which the Holder is a member, but excluding shares of Common Stock beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth herein) would otherwise result in a “change of control” of the Company within the meaning of Nasdaq Listing Rule 5635(b); except that such limitation shall not apply in the event that the Company obtains all necessary shareholder approvals for such exchange in accordance with the Nasdaq Listing Rules. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.

(i)

Automatic Exercise. To the extent that there has not been an exercise of this Warrant pursuant to this Section 1, any portion of the Warrant that remains unexercised shall be exercised automatically, with no further action required on the part of the Holder, in whole (not in part), immediately prior to the Expiration Time through a Cashless Exercise in the manner set forth in Section 1(c).

2.	ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)

Adjustment upon Issuance of Shares of Common Stock, Options and Convertible Securities. If on or after the Issuance Date, the Company issues or sells any shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities (including, in each case, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued by the Company in connection with any Excluded Securities) for a consideration per share (including upon exercise, exchange or conversion) of less than the Exercise Price as of the date hereof (the “Applicable Price”, and any such issuance a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Exercise Price immediately after such Dilutive Issuance shall be equal to the quotient of (A) the sum of (x) the product of (I) the Exercise Price in effect immediately prior to such Dilutive Issuance, multiplied by (II) the aggregate number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance, calculated on a Fully-Diluted Basis, plus (y) the consideration, if any, received by the Company upon such issuance or sale (or, with respect to any Convertible Securities, Common Stock Equivalents, Options, the exercise price or conversion price, as applicable, of such securities as of the date of such issuance or sale), divided by (B) the aggregate number of shares of Common Stock outstanding immediately after such Dilutive Issuance, calculated on a Fully-Diluted Basis. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be equal to the quotient of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance multiplied by the number of shares of Common Stock that the Holder would have been entitled to purchase upon exercise of this Warrant (without regard to any restriction or limitation on exercise) immediately prior to such adjustment, divided by (B) the Exercise Price resulting from such adjustment (such additional number of shares of Common Stock in excess of the Warrant Shares after giving effect to this sentence, the “Additional Warrant Shares”). The Company will not take any action that would result in an adjustment under this Section 2 that would either (i) result in an aggregate increase in the number of Additional Warrant Shares purchasable upon the exercise of this Warrant (including any prior increases in the number of Additional Warrant Shares purchasable upon the exercise of this Warrant following the Amendment Date pursuant to this Section 2), together with any increase in the number of shares of Common Stock purchasable upon the exercise of All Related Warrants (including any prior increases in the number of shares of Common Stock purchasable upon the exercise of All Related Warrants following the Amendment Date pursuant to adjustments made as a result of a Dilutive Issuance under the terms of All Related Warrants (a “Dilutive Adjustment”) of an aggregate of more than 2,940,979 shares, as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events (the “Adjustment Cap” and each such event, a “Related Warrants Adjustment Cap Event”) or (ii) otherwise require prior approval by its shareholders under any then applicable listing rules of The Nasdaq Stock Market LLC (each, a “Nasdaq Stockholder Required Approval Event”) without first obtaining such approval. Upon the occurrence of a Nasdaq Stockholder Required Approval Event, the Company shall immediately use its best efforts to allow it to make any adjustment required under this Section 2. Without limiting the generality of the foregoing, upon the occurrence of a Nasdaq Stockholder Required Approval Event, the Company shall, as soon as practicable after the date of the occurrence thereof, but in no event later than seventy-five (75) days after the occurrence thereof, hold a meeting of its shareholders for the approval of the issuance of Warrant Shares in excess of any then current Nasdaq restrictions on any such issuance (“Excess Warrant Shares”). In connection with such shareholder meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such issuance and the Board shall recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of a Nasdaq Stockholder Required Approval Event, the Company is

able to obtain the written consent of a majority of its issued and outstanding shares of Common Stock to approve the issuance of Excess Warrant Shares, the Company may satisfy its obligations pursuant to the immediately preceding sentence by obtaining such written consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that (i) the Company has not obtained stockholder approval for the issuance of Excess Warrant Shares or there is an Authorized Share Failure and (ii) the Holder has exercised this Warrant and is entitled to receive Warrant Shares that would constitute Excess Warrant Shares or be in excess of the Company’s then-authorized shares of Common Stock, then, in lieu of the Company issuing such Excess Warrant Shares or other shares of Common Stock in excess of the Company’s authorized shares of Common Stock (“Unauthorized Excess Warrant Shares”), the Company shall pay the Holder an amount in cash equal to (Y) the fair market value of one share of Common Stock (calculated in accordance with Section 1.1(d), with the date of determination being the date of exercise) multiplied by (Z) each Excess Warrant Share or Unauthorized Excess Warrant Shares. If there is a Related Warrants Adjustment Cap Event, then the increase in the number of shares of Common Stock purchasable upon the exercise of this Warrant prior to the Company obtaining stockholder approval for the issuance of Excess Warrant Shares shall be equal to the product of (A) the quotient of (x) the original number of Warrants Shares issuable upon exercise of this Warrant as of the Amendment Date divided by (y) the sum of (I) the aggregate number of shares of Common Stock purchasable upon the exercise of All Related Warrants as of the Amendment Date, plus (II) the original number of Warrant Shares issuable upon exercise of this Warrant as of the Amendment Date, multiplied by (B) the lesser of (x) the Adjustment Cap, or (y) the difference of (I) the Adjustment Cap minus (II) the sum of (aa) the total number of Additional Warrant Shares issued after the Amendment Date and prior to such Related Warrants Adjustment Cap Event pursuant to this Section 2(a), plus (bb) the total number of additional shares of Common Stock purchasable upon the exercise of All Related Warrants pursuant to adjustments made as a result of a Dilutive Adjustment following the Amendment Date and prior to such Related Warrants Adjustment Cap Event.

(b)

Change in Option Price or Rate of Conversion. On or after the Issuance Date, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities or Common Stock Equivalents, or the rate at which any Convertible Securities or Common Stock Equivalents are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, then the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options, Common Stock Equivalents or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold; provided that for the avoidance of doubt, no Additional Warrant Shares will be issued in connection with any such increase or decrease pursuant to the currently existing terms of any currently outstanding Company warrants. Except as contemplated by Section 2(h), no adjustment pursuant to this Section 2 shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Additional Warrant Shares or Warrant Shares issuable under this Warrant. Additionally, for the avoidance of doubt, neither a Reclassification (as defined below) nor a stock dividend to all holders of Common Stock shall be treated as issuances with zero consideration under this Section, and no adjustment pursuant to Section 2(a) will result in a further adjustment to this Warrant under this Section so long as any Consideration Adjustment of any Options constitutes “consideration” for the purposes of the adjustment provided in Section 2(a).

(c)

Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Common Stock Equivalents, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)

Voluntary Adjustment By Company. Subject to the prior consent of the Principal Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board.

(e)

Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares and Additional Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares and Additional Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)

Adjustment Upon Reclassification. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Warrant Shares and Additional Warrant Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of securities that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other securities.

(g)

Other Events. If, on or after the Issuance Date, any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board will, in good faith, make an appropriate adjustment in the Exercise Price, and the number of Warrant Shares or Additional Warrant Shares, as applicable, as mutually determined by the Board and the Holders, each acting in good faith, so as to protect the rights of the Holders; provided that no such adjustment pursuant to this Section 2(g) will increase the Exercise Price, or decrease the number of Warrant Shares or Additional Warrant Shares, as applicable, as otherwise determined pursuant to this Section 2.

(h)

Treatment of Expired or Terminated Common Stock Equivalents, Options or Convertible Securities. Upon the expiration or termination of any unexercised, unconverted or unexchanged Option, Common Stock Equivalent or Convertible Security (or portion thereof) for which an adjustment was made pursuant to Section 2(a) or Section 2(b) (including upon the redemption or purchase for consideration of all or any portion of such Option, Common Stock Equivalent or Convertible Security by the Company), (i) the Exercise Price then in effect hereunder shall be changed to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised, unconverted or unexchanged Option, Common Stock Equivalent or Convertible Security (or portion thereof) never been issued, and (ii) the number of Additional Warrant Shares or Warrant Shares then issuable under this Warrant shall be changed to the number of Additional Warrant Shares or Warrant Shares which would have been issuable at the time of such expiration or termination had such unexercised, unconverted or unexchanged Option, Common Stock Equivalent or Convertible Security (or portion thereof) never been issued.

3.

RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Issuance Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any restriction or limitation on exercise) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for their participation in such Distribution.

4.	PURCHASE RIGHTS; FUNDAMENTAL TRANSACTION.

(a)

Purchase Rights. In addition to any adjustments pursuant to Section 2, if at any time on or after the Issuance Date and on or prior to the Expiration Date the Company (i) grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any restriction or limitation on exercise) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights, or (ii) conducts any Pro Rata Repurchase Offer, the Holder shall be permitted to (but shall not be obligated to) participate, in whole or in part, on an as-converted basis in such Pro Rata Repurchase Offer, provided that, notwithstanding any other provision hereof, such participation may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such participation shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(b)

Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing, pursuant to written agreements in form and substance satisfactory to the Holder, all of the obligations of the Company under this Warrant and all other Transaction Documents in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, but which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock issuable upon exercise of this Warrant (without regard to any restriction or limitation on exercise) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of appropriately reflecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction, in each case, as mutually determined by the Company and the Holder, each acting reasonably and in good faith; provided, however, in the event of any dispute between the Company or the Successor Entity, on the one hand, and the Holder, on the other hand, regarding such valuation, exercise price, and share adjustment determinations, such dispute shall be resolved in accordance with Section 12). Upon the consummation of each

Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall instead refer to the Successor Entity), and the Successor Entity may exercise every prior right and power of the Company and shall assume all prior obligations of the Company under this Warrant with the same effect as if the Successor Entity had been named as the Company in this Warrant. On or prior to the consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any restriction or limitation on exercise), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting the provisions of Section 1(f) hereof, the Holder may elect, at its sole discretion, by delivery of a written notice to the Company, to permit a Fundamental Transaction without the required assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity shall ensure that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the consummation of the Corporate Event, shares of Common Stock or capital stock of the Successor Entity or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter) issuable upon exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any restriction or limitation on exercise). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental

Transactions and Corporate Events. Notwithstanding anything to the contrary stated herein, to the extent a Fundamental Transaction constitutes a Successor Major Transaction, (i) the Company shall provide written notice thereof to the Holder at least thirty (30) days prior to the consummation of such Successor Major Transaction, and (ii) within ten (10) days after receipt of such notice, the Holder may elect to receive the Successor Major Transaction Consideration by delivering written notice thereof (a “Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion of this Warrant (with reference to the number of shares of Common Stock issuable upon a Cash Exercise of such portion, if less than the full Warrant) that Holder is electing to receive the Successor Major Transaction Consideration with respect to. Following the receipt of a Major Transaction Early Termination Notice in respect of a Successor Major Transaction from Holder, the Company shall not effect a Successor Major Transaction with respect to which the Holder has elected the Successor Major Transaction Consideration unless it shall first obtain the written agreement of the Successor Entity, naming the Holder as an express third party beneficiary, that payment of the Successor Major Transaction Consideration concurrently with the consummation of such Successor Major Transaction shall be a condition precedent to such Successor Major Transaction.

(c)

Cash Takeout Transactions. In the event of a Takeout Major Transaction in which the consideration payable to the each holder of Common Stock of the Company consists of more than 50% cash (a “Cash Takeout Transaction”), the Company may, at its option, and within at least thirty (30) days prior to the consummation of the Cash Takeout Transaction, provide the Holder with written notice that it elects to terminate this Warrant upon the consummation of the Cash Takeout Transaction in exchange for payment to the Holder of the Successor Major Transaction Consideration (the “Company Termination Notice”), subject in each case to the Holder’s right to exercise this Warrant prior to such termination. The Company shall not effect a Cash Takeout Transaction with respect to which the Company has delivered a Company Termination Notice unless it shall first obtain the written agreement of the Successor Entity, naming the Holder as an express third party beneficiary, that payment of the Successor Major Transaction Consideration concurrently with the consummation of such Cash Takeout Transaction shall be a condition precedent to such Cash Takeout Transaction.

5.

NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (c) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any restriction or limitation on exercise).

6.

WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, including pursuant to Section 3 and Section 4, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7.	REISSUANCE OF WARRANT.

(a)

Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)

Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)

Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)

Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder that:

(a)	The Company is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware.

(b)

The Company has all corporate power and authority to execute this Warrant and the other Transaction Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Warrant and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and assuming due authorization, execution and delivery of this Warrant and the other Transaction Documents by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)

None of the execution and delivery of this Warrant and the other Transaction Documents, the consummation of the transactions contemplated herein or thereby or the performance of and compliance with the terms and provisions hereof or thereof will: (i) violate or conflict with any provision of the Company’s certificate of incorporation or bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or conflict with any material contractual provisions of, or cause an event of default or give rise to any right of acceleration under any agreement, instrument or contract the breach of which or default thereunder is reasonably likely to result in a material adverse effect to the Company; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to its properties.

(d)

No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person (or group of Persons) is required in connection with the execution, delivery or performance of this Warrant and the other Transaction Documents, except for any notices of sale required to be filed with the SEC under Regulation D of the Securities Act or such filings as may be required under state securities laws.

(e)

The authorized capital stock of the Company consists of 225,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, $0.01 par value, of the Company (the “Preferred Stock”). At the close of business on July 9, 2024, (i) 95,849,938 shares of Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) 4,414,233 shares of Common Stock were reserved and issuable upon vesting of outstanding and promised restricted stock units pursuant to the Company’s existing Approved Stock Plan; (iv) no shares of Common Stock were issuable upon exercise of vested and unvested outstanding Options; (v) 12,164,413 shares of Common Stock were reserved and issuable upon exercise of outstanding warrants (none of which the Company intends to repurchase); and (vi) 7,474,292 shares were reserved for issuance for future awards under the Company existing Approved Stock Plan. The outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and there no other classes of interests of the Company outstanding. There are no preemptive rights or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued equity interests.

(f)

All Warrant Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(g)

None of the Company or any of its subsidiaries is or has been: (i) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ii) a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign law); or (iii) a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code.

9.

REPRESENTATIONS AND WARRANTIES OF THE HOLDER. With respect to the acquisition of this Warrant and any of the Warrant Shares, the Holder hereby represents and warrants to, and agrees with, the Company as follows:

(a)	The Holder is duly organized and validly existing and in good standing as a limited partnership under the laws of the State of Delaware.

(b)

The Holder has all limited partnership power and authority to execute this Warrant and the other Transaction Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Holder of this Warrant and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action on the part of the Holder.

(c)

This Warrant is issued to the Holder in reliance upon the Holder’s representation to the Company that this Warrant and the Warrant Shares and any Additional Warrant Shares will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to an affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an affiliate, to sell, transfer or grant participations to such person or to any third person with respect to any of the Warrant Shares or Additional Warrant Shares.

(d)

Holder understands that this Warrant and the Warrant Shares are not registered under the Act on the ground that the issuance of such securities is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on Holder’s representations set forth herein.

(e)	Holder is an “accredited investor” (as defined in the Act).

(f)

Holder understands that this Warrant and the Warrant Shares and any Additional Warrant Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

10.

NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, and will be deemed given (A) if delivered by first-class registered or certified mail, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, and (C) if delivered by electronic mail, when sent (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient), and will be delivered and addressed as follows:

(i)	if to the Company, to:

Quantum Corporation

224 Airport Parkway, Suite 550

San Jose, CA 95110

Attention: General Counsel

Email:

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Tad J. Freese, Esq.

Email: Tad.Freese@lw.com

(ii)	if to the Holder, to:

OC III LVS XL LP

c/o Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 43rd Floor

Los Angeles, California 90071

Attention: Stacey L. Rosenberg, Esq.

Telephone: (213) 617-4128

Facsimile: (213) 443-2751

Email: srosenberg@sheppardmullin.com

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price or the issuance of Additional Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

11.

AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

12.	GOVERNING LAW; JURISDICTION; JURY TRIAL.

(a)

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 10(i) or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

(b)

THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.

REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.

TRANSFER; REGISTRATION RIGHTS; PUT RIGHT. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company; provided that this Warrant and the Warrant Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Warrant Shares issuable upon exercise of this Warrant entitle Holder (and applicable assignees or transferees of such Warrant Shares and Additional Warrant Shares) to registration and other rights pursuant to the Registration Rights Agreement. The Holder may, at any time, upon written request therefor, cause the Company to redeem this Warrant or any then-outstanding Warrant Shares from the Holder for an aggregate purchase price of $1.00, in the case of a redemption of this Warrant, or an aggregate purchase price of $1.00 for all then-outstanding Warrant Shares, in the case of a redemption of such Warrant Shares; provided, that the Holder shall execute a stock power or similar instrument reasonably requested by the Company to effect any such redemption of this Warrant or the Warrant Shares.

15.

SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

16.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)	“All Related Warrants” means those Warrants to Purchase Common Stock set forth on Exhibit B hereto.

(c)

“Approved Stock Plan” means any employee benefit plan or agreement which has been approved by a majority of the non-employee members of the Board, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company.

(d)

“Asset Sale” means a transaction covered by the provisions of clause (A)(ii) of the definition of “Fundamental Transaction” in connection with which the Company has announced its intention to liquidate and distribute its assets to its stockholders.

(e)

“Black-Scholes Value” means the Black-Scholes Value of this Warrant or applicable portion thereof, as mutually determined by the Company and the Holder pursuant to the Black-Scholes Option Pricing Model criteria set forth on Schedule 1.1 hereto.

(f)	“Bloomberg” means Bloomberg L.P.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(j)

“Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(k)

“Common Stock Equivalents” means either preferred stock or subordinated convertible debt, that in each case (x) is convertible into Common Stock and (y) has either a maturity of at least three (3) years (with no redemption at the option of the holder prior to such maturity) or in the case of preferred stock, is perpetual.

(l)

“Convertible Securities” means any debt or equity securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or Common Stock Equivalents.

(m)

“Credit Agreement” means that certain Term Loan Credit and Security Agreement, dated as of August 5, 2021, among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time and Blue Torch Finance LLC, as Agent (as amended, restated, supplemented or otherwise modified from time to time).

(n)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(o)

“Excluded Securities” means any shares of Common Stock issued or issuable, or deemed issued or issuable pursuant to Section 2(a): (i) in connection with any Approved Stock Plan, (ii) upon exercise of this Warrant, (iii) upon conversion, exercise or exchange of any Options or Convertible Securities (as any adjustment will be made at the time of issuance or amendment of such Options or Convertible Securities pursuant to Section 2(a) or 2(b)); and (iv) as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the Board.

(p)	“Expiration Date” means July 10, 2034.

(q)	“Expiration Time” means 5:00 p.m. Eastern time on the Expiration Date.

(r)

“Fully-Diluted Basis” means, when calculating the aggregate number of shares of Common Stock deemed outstanding as of the time of any applicable determination time, a basis that includes an aggregate number of shares of Common Stock equal to the sum of (without duplication) (i) the aggregate number of shares of Common Stock outstanding as of such determination time, (ii) the aggregate number of shares of Common Stock that would be outstanding assuming the conversion, exchange and exercise of all outstanding Convertible Securities, Common Stock Equivalents and Options as of such determination time and (iii) the aggregate number of shares of Common Stock underlying any outstanding Common Stock Equivalents, Convertible Securities and Options as of such determination time.

(s)

“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or

Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Issuance Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Common Stock without approval of the shareholders of the Company, or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(u)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(v)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(w)	“Principal Market” means the Nasdaq Stock Market or such other securities exchange or securities market on which the Common Stock is then traded.

(x)

“Pro Rata Repurchase Offer” means any offer to purchase shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock (subject to satisfaction of any conditions to participation therein such as those relating to minimum holding percentages or accredited status) to purchase or exchange their shares of Common Stock, in the case of both clauses (i) and (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.

(y)

“Registration Rights Agreement” means that certain Amended & Restated Registration Rights Agreement, dated as of June 16, 2020, by and among the Company, OC II FIE V LP, Blue Torch Credit Opportunities Fund I LP and BTC Holdings SC Fund LLC (as may be amended, restated, supplemented or otherwise modified from time to time including, for the avoidance of doubt, that certain Amendment No. 1 and Joinder to Amended and Restated Registration Rights Agreement dated as of June 1, 2023).

(z)	“SEC” means the United States Securities and Exchange Commission, or any successor governmental authority.

(aa)	“Securities Act” means the United States Securities Act of 1933, as amended.

(bb)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(cc)

“Successor Entity” means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons with which such Fundamental Transaction shall have been entered into.

(dd)	“Successor Major Transaction” means either a Takeout Major Transaction or an Asset Sale.

(ee)

“Successor Major Transaction Consideration” means (i) in the case of a Takeout Major Transaction, the amount of cash, other assets and/or the number of securities or other property of any Person that are issuable in such Takeout Major Transaction in respect of a number of shares of Common Stock equal to the Successor Major Transaction Conversion Share Amount and (ii) in the case of an Asset Sale, an amount of cash equal to the Black-Scholes Value of this Warrant upon consummation of the applicable Asset Sale.

(ff)

“Successor Major Transaction Conversion Share Amount” means an amount equal to (i) the Black-Scholes Value of this Warrant determined as of the date the applicable Successor Major Transaction is consummated divided by (ii) (x) the closing price of the Common Stock on the Principal Market (or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded) on the Trading Day immediately preceding the date on which the applicable Successor Major Transaction is consummated or (y) in the event the Common Stock is not then quoted on the Principal Market or reported on any other national securities exchange or inter-dealer quotation system, the fair market value of one share of Common Stock calculated in accordance with Section 1.1(d), with the date of determination being the Trading Day immediately preceding the date on which the applicable Successor Major Transaction is consummated.

(gg)

“Takeout Major Transaction” means a Fundamental Transaction in which the shares of Common Stock of the Company are converted into the right to receive cash, securities of another entity and/or other assets.

(hh)

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(ii)

“Transaction Documents” means this Warrant, the Registration Rights Agreement and any agreement entered into by and between the Company and the Holder, as applicable (excluding the Credit Agreement and the Other Documents (as defined in the Credit Agreement)).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to Purchase Common Stock to be duly executed as of the Amendment Date set out above.

QUANTUM CORPORATION

By:	/s/ Lewis Moorehead
Name:	Lewis Moorehead
Title:	Vice President of Finance and Treasurer

[Signature Page to Amended and Restated Warrant (OC III LVS XL)]

Acknowledged and Agreed as of the Amendment Date set out above:

OC III LVS XL LP

By:	OC III GP LLC, its general partner

By:	/s/ Adam L. Gubner
Name:	Adam L. Gubner
Title:	Authorized Person

[Signature Page to Amended and Restated Warrant (OC III LVS XL)]

EXHIBIT A

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase shares of the Common Stock of Quantum Corporation pursuant to the terms of the attached Warrant. In the event that this Warrant is not fully exercised and has not expired, the Company will issue to the Holder a new warrant representing the Shares not acquired.

2. Payment shall take form of (check applicable box)

[ ] in lawful money of the United States, by check or wire transfer in immediately available funds; or

[ ] pursuant to a cashless exercise pursuant to Section 1.1(c) of the Warrant.

3. Please issue said shares in the name of the undersigned or in such other name as is specified below:

[Holder]

Attn:

[Address]

[Address]

E-mail:

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

HOLDER, or
Assignee

(Signature)

(Name and Title)

(Date)

Schedule 1.1

Black-Scholes Value

Remaining Term	Number of calendar days from date of public announcement of the Successor Major Transaction until the last date on which this Warrant may be exercised.

Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.*

Cost to Borrow	Zero

Volatility	If the first public announcement of the Successor Major Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

If the first public announcement of the Successor Major Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the next succeeding trading day following the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

Stock Price	The greater of (1) the closing price of the Common Stock on the Principal Market (the “Closing Market Price”) on the Trading Day immediately preceding the date on which a Successor Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Successor Major Transaction, or (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Successor Major Transaction; provided, however, in the event the Common Stock is not then quoted on the Principal Market or reported on any other national securities exchange or inter-dealer quotation system, the stock price shall be the fair market value of the Common Stock calculated in accordance with Section 1.1(d), with the date of determination being the Trading Day immediately preceding the date on which a Successor Major Transaction is consummated.

Dividends	Zero.

Strike Price	Exercise Price as defined in Section 1(b).

*

If the LIBOR/Swap rate shall cease to exist in substantially its current form, the Holder shall be permitted to select an alternate interest rate that reasonably approximates the rate of interest per annum at which deposits of United States dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Holder in the London interbank market (or a replacement interbank market reasonably determined by the Holder in consultation with the Company.

EXHIBIT B

All Related Warrants

Warrant to Purchase Common Stock dated December 27, 2018 – BTC Holdings Fund I, LLC

Warrant to Purchase Common Stock dated June 16, 2020 – BTC Holdings SC Fund, LLC

Warrant to Purchase Common Stock dated June 16, 2020 – BTC Credit Opportunities Fund I, LLC

Warrant to Purchase Common Stock dated June 16, 2023 – OC III LVS XL LP

Warrant to Purchase Common Stock dated May 24, 2024 – Blue Torch Credit Opportunities Fund II, LP

Warrant to Purchase Common Stock dated May 24, 2024 – Blue Torch Offshore Credit Opportunities Master Fund II LP

Warrant to Purchase Common Stock dated May 24, 2024 – Blue Torch Credit Opportunities KRS Fund LP

Warrant to Purchase Common Stock dated May 24, 2024 – Blue Torch Credit Opportunities SBAF Fund LP

Warrant to Purchase Common Stock dated May 24, 2024 – BTC Holdings SC Fund LLC

Warrant to Purchase Common Stock dated May 24, 2024 – OC III LVS XL LP

Warrant to Purchase Common Stock dated July 10, 2024 – Blue Torch Offshore Credit Opportunities Master Fund II LP

Warrant to Purchase Common Stock dated July 10, 2024 – Blue Torch Credit Opportunities KRS Fund LP

Warrant to Purchase Common Stock dated July 10, 2024 – Blue Torch Credit Opportunities Fund II, LP

Warrant to Purchase Common Stock dated July 10, 2024 – Blue Torch Credit Opportunities SBAF Fund LP

Warrant to Purchase Common Stock dated July 10, 2024 – BTC Holdings SC Fund LLC

Warrant to Purchase Common Stock dated August 13, 2024 – Blue Torch Offshore Credit Opportunities Master Fund II LP

Warrant to Purchase Common Stock dated August 13, 2024 – Blue Torch Credit Opportunities KRS Fund LP

Warrant to Purchase Common Stock dated August 13, 2024 – Blue Torch Credit Opportunities Fund II, LP

Warrant to Purchase Common Stock dated August 13, 2024 – Blue Torch Credit Opportunities SBAF Fund LP

Warrant to Purchase Common Stock dated August 13, 2024 – BTC Holdings SC Fund LLC

Warrant to Purchase Common Stock dated August 13, 2024 – OC III LVS XL LP